UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2010

GLOBAL SECURITY AGENCY INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53184	98-0516432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

#508 – 170 West 1st Street
North Vancouver, British Columbia
Canada V7M 3P2
 (Address of principal executive offices)

(778) 892-2490
(Registrant’s telephone number, including area code)

Belvedere Resources Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 25, 2010 Belvedere Resources Corporation (the “Company”) completed a merger with its wholly owned subsidiary, Global Security Agency Inc., and assumed the subsidiary’s name by filing Articles of Merger with the Nevada Secretary of State.  The subsidiary was incorporated entirely for the purpose of effecting the name change and the merger did not affect the Company’s Articles of Incorporation or corporate structure in any other way.

In order for the merger and name change to be recognized on the OTC Bulletin Board, the Financial Industry Regulatory Authority (“FINRA”) must process the corporate actions.  The Company is in the process of submitting the required documentation to FINRA, but will continue to trade under the name Belvedere Resources Corporation and the symbol “BELV” until such time as FINRA has declared the merger and name change effective.  Once the process has been completed, the Company will file a Current Report on Form 8-K to announce the effective date and its new trading symbol.

Item 9.01 Financial Statements and Exhibits

Exhibit 3.1	Articles of Merger and Agreement and Plan of Merger filed with the Nevada Secretary of State on January 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2010	GLOBAL SECURITY AGENCY INC.
(Registrant)

By: /s/ Shawn Englmann
Shawn Englmann
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director